Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Chief Corporate Development Officer

(813) 552-2927

KFORCE REPORTS FOURTH QUARTER

REVENUE OF $224.6 MILLION AND EPS OF $0.09

TAMPA, Fla., Feb. 9, 2010 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq:KFRC), a provider of professional staffing services and solutions, today announced results for its fourth quarter of 2009. Revenue for the quarter ended December 31, 2009 was $224.6 million compared to $228.3 million for the quarter ended September 30, 2009, a decrease of 1.6%, and compared to $241.0 million for the quarter ended December 31, 2008, a decrease of 6.8%. For the quarter ended December 31, 2009, Kforce reported net income of $3.5 million, or $0.09 per share, versus $4.4 million, or $0.11 per share, for the quarter ended September 30, 2009, which excludes the non-cash compensation charge and represents a sequential decrease of 19.8% in net income and 18.2% in earnings per share. In the fourth quarter in 2008, excluding the non-cash goodwill and other intangible assets impairment charge, Kforce reported net income of $7.4 million, or $0.19 per share which represents a year-over-year decline of 52.0% in net income and 52.6% in earnings per share. On a GAAP basis, net income for the quarter ended September 30, 2009 was $2.3 million, or $0.06 per share, and the net loss for the quarter ended December 31, 2008 was $107.9 million, or $2.81 per share.

As previously reported, Kforce incurred a non-cash compensation charge before taxes of $3.6 million, or $0.05 per share, related to the acceleration of certain equity awards during the quarter ended September 30, 2009. Additionally, Kforce incurred a non-cash goodwill and other intangible assets impairment charge before taxes of $129.4 million, or $3.00 per share, during the quarter ended December 31, 2008.

Kforce reported total revenue for the year ended December 31, 2009 of $910.1 million as compared to $997.0 million for 2008, a decrease of 8.7%. Net income was $12.9 million, or $0.33 per share, for the year ended December 31, 2009, versus net income of $31.1 million, or $0.78 per share, for 2008, which excludes the non-cash goodwill and other intangible assets impairment charge and represents a year-over-year decline of 58.6% in net income and 57.7% in earnings per share.

“We are pleased with our fourth quarter results, which include a 3.2% sequential increase in total Firm revenues on a billing day basis and are particularly pleased with the 6.8% sequential increase in Tech Flex revenue on a billing day basis. Additionally, permanent placement was up 13.0% sequentially which, we believe, reflects clients rebuilding core staff after significant reductions earlier in the year. We believe our diverse portfolio of service offerings and unique delivery platform have helped mitigate the impact of the recent economic recession allowing us to report strong relative results in 2009,” said David L. Dunkel, Chairman and CEO.

Mr. Dunkel continued, “Kforce is aggressively pursuing business opportunities with the goal of continuing to gain customer and market share. We believe that Kforce has developed a highly leverageable and flexible platform that will continue to deliver solid results across our service spectrum. Our priorities continue to be retaining the highly talented people that are the lifeblood of our future success, and to use cash flow for acquisitions that meet our very high thresholds, share repurchases, and debt retirement although net bank debt today is practically zero. In addition, we are pleased that we have fully integrated our acquisitions. In particular, I would like to thank our great people for their continued hard work and commitment to delivering great results. We are proud of our team’s relative out-performance throughout 2009 and are excited about the current and future opportunities that we believe exist.”

William L. Sanders, President, said, “Based upon our experience in past recessions, we have carefully managed the risks to our revenue stream, particularly our exposure to the highly volatile permanent placement business, which has represented approximately 3% of our revenue stream during 2009. As demonstrated by our relative out-performance over the past year, we continue to execute and take market share by utilizing competitive advantages such as our state of the art technology infrastructure and National Recruiting Center, which is particularly effective in delivering to our key strategic accounts. These competitive differentiators are the result of purposeful strategic decisions that have been made by our seasoned executive team in preparation for the economic up-cycle.”

Mr. Sanders noted additional operational results of the fourth quarter include:

•	Flex revenue of $217.2 million in Q4 ‘09 decreased 2.0% from $221.7 million in Q3 ‘09 and decreased 4.8% from $228.2 million in Q4 ‘08.

•	Flex revenue per billing day of $3.6 million in Q4 ‘09 increased 2.8% over Q3 ‘09 and decreased 3.2% over Q4 ‘08.

•

Tech Flex revenue, which comprised 52.0% of total Firm revenue for the fourth quarter of 2009, increased 6.8% sequentially on a billing day basis. Sequential percentage changes in Flex revenue on a billing day basis for our other segments were a 2.9% decrease for HLS, 1.2% decrease for F&A and flat for Government Solutions.

•	Search revenue of $7.4 million in Q4 ‘09 increased 13.0% from $6.6 million in Q3 ‘09 and decreased 42.1% from $12.8 million in Q4 ‘08.

Joe Liberatore, Chief Financial Officer, said, “The Firm continued to perform well in Q4 ‘09, coming in above consensus estimates for both revenue and earnings per share. Q4 ‘09 contained 61 billing days compared to 64 billing days in Q3 ‘09, and 62 billing days in Q4 ‘08. We believe our fourth quarter results reflect our strong culture and a continued focus on execution in all aspects of the business, including improving client relationships, balancing bill/pay rate spreads, solid expense management and optimizing cash flow.”

Financial highlights for 2009 include:

•	Flex gross profit decreased 100 basis points to 28.7% in Q4 ‘09 from 29.7% in Q3 ‘09 and declined 110 basis points from 29.8% in Q4 ‘08.

•	Tech Flex gross profit decreased 40 basis points to 27.0% from 27.4% in Q3 ‘09 and Q4 ‘08.

•

Selling, general and administrative (“SG&A”) expenses as a percentage of revenue for 2009 was 27.6% compared to 28.7% for 2008, which excludes the impairment charge recorded during the fourth quarter of 2008, and reflects a decrease of 110 basis points as a percentage of revenue.

•	EBITDA for 2009 was $42.1 million, a decrease of 39.8% from $70.0 million in 2008.

•	Earnings per share for 2009 was $0.33, a decrease of 57.7% from $0.78 per share, which excludes the impairment charge recorded during 2008.

•	Bank debt at the end of 2009 was $3.0 million, reflecting a decrease of $35.0 million from $38.0 million at the end of 2008 and a decrease of $9.8 million from September 30, 2009.

Mr. Liberatore continued, “Looking forward to the first quarter of 2010, we expect revenue may be in the $224.0 million to $232.0 million range, and earnings per share in the range of $0.04 to $0.07 which reflects an impact of approximately $0.05 per share of payroll taxes. This guidance does not take into account any weather-related impact throughout the quarter. The first quarter of 2010 has 62 versus 61 billing days in the fourth quarter of 2009.”

On Tuesday, February 9, 2010, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time. The dial-in number is 800-811-0667. The replay of the call will be available from 7:00 p.m. Eastern Time Tuesday, February 9 to February 23, 2010 by dialing 888-203-1112, passcode 4421417.

This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until February 23, 2010.

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology, finance & accounting, and health and life sciences. Backed by approximately 1,900 associates and approximately 8,700 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 63 offices located throughout the United States and two offices in the Philippines. For more information, please visit our Web site at http://www.kforce.com/.

The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749

About Kforce Government Solutions (KGS)

KGS provides innovative technology, financial management, data architecture and continuous process improvement and finance and accounting solutions primarily to federal government clients. KGS, with more than 700 professionals currently on assignment, has been partnering with our clients since 1970 to successfully solve their challenges. KGS’ in-depth operational knowledge and understanding of Federal Agencies, the Defense Department, Homeland Security and industry best practices, combined with expert and highly-skilled professionals, have resulted in a comprehensive portfolio of technologically advanced and innovative consulting solutions designed to guide clients through today’s environment of complex challenges, risk, and cost. For more information, visit http://www.kforcegov.com/.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Technology, Finance and Accounting, Health and Life Sciences and Government Solutions segments, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that we will continue to increase our market share, successfully manage risks to our revenue stream and successfully put into place the people and processes that will create future success. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008

Revenue by function:
Technology	$119,478	$117,330	$128,781
Finance & Accounting	39,896	41,290	46,428
Health & Life Sciences	37,481	40,490	45,048
Government Solutions	27,747	29,163	20,697

Total revenue	224,602	228,273	240,954

Revenue by time:
Flexible	217,199	221,722	228,179
Perm	7,403	6,551	12,775

Total revenue	224,602	228,273	240,954

Costs of services	154,781	155,957	160,249

Gross profit	69,821	72,316	80,705
GP %	31.1%	31.7%	33.5%
Flex GP %	28.7%	29.7%	29.8%

Selling, general & administrative expenses:
Selling, general & administrative, excluding impairment	60,645	65,129	65,785
Goodwill & intangible assets impairment	—	—	129,409

Total selling, general & administrative expenses	60,645	65,129	195,194
Depreciation & amortization	2,919	2,829	3,174

Income (loss) from operations	6,257	4,358	(117,663)

Other expense, net	249	272	371

Income (loss) from continuing operations, before income taxes	6,008	4,086	(118,034)

Income tax expense (benefit)	2,475	1,814	(10,196)

Income (loss) from continuing operations	3,533	2,272	(107,838)

Loss from discontinued operations, net of income taxes	—	—	(40)

Net income (loss)	$3,533	$2,272	$(107,878)

Earnings (loss) per share - diluted	$0.09	$0.06	$(2.81)
EBITDA per share	$0.24	$0.29	$0.40
Shares outstanding - diluted	39,803	39,403	38,408

EBITDA	$9,628	$11,539	$15,634

Selected cash flow information:
Bad debt (recovery) expense	$(41)	$143	$(183)
Capital expenditures	$1,304	$1,557	$1,471

Other information:
Equity-based compensation expense, net	$606	$3,126	$462

Billing days	61	64	62

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Twelve Months Ended
	Dec. 31, 2009	Dec. 31, 2008

Revenue by function:
Technology	$467,824	$519,867
Finance & Accounting	162,856	211,259
Health & Life Sciences	164,933	189,666
Government Solutions	114,523	76,225

Total revenue	910,136	997,017

Revenue by time:
Flexible	881,734	931,032
Perm	28,402	65,985

Total revenue	910,136	997,017

Costs of services	624,157	652,366

Gross profit	285,979	344,651
GP %	31.4%	34.6%
Flex GP %	29.2%	29.9%

Selling, general & administrative expenses:
Selling, general & administrative, excluding impairment	251,268	286,475
Goodwill & intangible assets impairment	—	129,409

Total selling, general & administrative expenses	251,268	415,884
Depreciation & amortization	11,673	13,824

Income (loss) from operations	23,038	(85,057)

Other expense, net	1,145	2,136

Income (loss) from continuing operations, before income taxes	21,893	(87,193)

Income tax expense	9,020	1,928

Income (loss) from continuing operations	12,873	(89,121)

Income from discontinued operations, net of income taxes	—	5,013

Net income (loss)	$12,873	$(84,108)

Earnings (loss) per share - diluted	$0.33	$(2.13)
EBITDA per share	$1.07	$1.75
Shares outstanding - diluted	39,330	39,471

EBITDA	$42,145	$70,042

Selected cash flow information:
Bad debt (recovery) expense	$(610)	$5,205
Capital expenditures	$4,935	$10,368

Other information:
Equity-based compensation expense, net	$5,197	$7,265

Billing days	251	253

Kforce Inc.

Key Statistics

(Unaudited)

	Q4 2009	Q3 2009	Q4 2008

Total Firm
Flex revenue (000’s)	$217,199	$221,722	$228,179
Revenue per billing day (000’s)	$3,561	$3,464	$3,680
Sequential flex revenue change	-2.0%	1.1%	-3.1%
Hours (000’s)	3,713	3,752	3,794
Flex GP %	28.7%	29.7%	29.8%

Search revenue (000’s)	$7,403	$6,551	$12,775
Placements	607	516	840
Average fee	$12,197	$12,706	$15,207
Billing days	61	64	62

Technology
Flex revenue (000’s)	$116,817	$114,777	$123,648
Revenue per billing day (000’s)	$1,915	$1,793	$1,994
Sequential flex revenue change	1.8%	3.4%	-1.1%
Hours (000’s)	1,888	1,844	1,920
Flex GP %	27.0%	27.4%	27.4%

Search revenue (000’s)	$2,661	$2,553	$5,133
Placements	205	167	313
Average fee	$12,964	$15,289	$16,414

Finance & Accounting
Flex revenue (000’s)	$35,432	$37,615	$39,192
Revenue per billing day (000’s)	$581	$588	$632
Sequential flex revenue change	-5.8%	1.3%	-8.0%
Hours (000’s)	1,103	1,132	1,127
Flex GP %	29.9%	30.8%	34.0%

Search revenue (000’s)	$4,464	$3,675	$7,236
Placements	381	333	491
Average fee	$11,727	$11,046	$14,727

Health & Life Sciences
Flex revenue (000’s)	$37,203	$40,167	$44,642
Revenue per billing day (000’s)	$610	$628	$720
Sequential flex revenue change	-7.4%	-3.2%	-9.4%
Hours (000’s)	416	457	505
Flex GP %	28.8%	30.1%	29.2%

Search revenue (000’s)	$278	$323	$406
Placements	21	16	36
Average fee	$13,216	$20,290	$11,287

Government Solutions
Flex revenue (000’s)	$27,747	$29,163	$20,697
Revenue per billing day (000’s)	$455	$455	$334
Sequential flex revenue change	-4.9%	-1.7%	11.7%
Hours (000’s)	306	319	242
Flex GP %	34.7%	36.4%	37.1%

Kforce Inc.

Key Statistics - Health & Life Sciences

(Unaudited)

	Q4 2009	Q3 2009	Q4 2008

Clinical Research
Flex revenue (000’s)	$23,874	$26,549	$27,058
Revenue per billing day (000’s)	$391	$415	$436
Sequential flex revenue change	-10.1%	-3.8%	-9.7%
Hours (000’s)	262	292	304
Flex GP %	26.2%	27.7%	26.7%

Search revenue (000’s)	$111	$139	$272
Placements	6	5	24
Average fee	$18,526	$27,866	$11,343

Healthcare
Flex revenue (000’s)	$13,329	$13,618	$17,584
Revenue per billing day (000’s)	$219	$213	$284
Sequential flex revenue change	-2.1%	-2.2%	-8.9%
Hours (000’s)	154	165	201
Flex GP %	33.3%	34.7%	33.1%

Search revenue (000’s)	$167	$184	$134
Placements	15	11	12
Average fee	$11,092	$16,830	$11,176

Kforce Inc.

Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	Dec 31, 2009	Dec 31, 2008

ASSETS

Current Assets:
Cash and cash equivalents	$2,812	$660
Trade receivables, net of allowances	123,144	132,428
Income tax refund receivable	246	487
Deferred tax asset, net	6,011	5,994
Prepaid expenses and other current assets	4,924	6,177

Total current assets	137,137	145,746

Fixed assets, net	11,407	14,687
Other assets, net	32,914	29,032
Deferred tax asset, net	10,380	10,627
Intangible assets, net	10,075	10,604
Goodwill	137,912	140,119

Total assets	$339,825	$350,815

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and other accrued liabilities	$25,437	$28,084
Accrued payroll costs	50,690	51,310
Other current liabilities	2,807	1,917
Income taxes payable	279	4,133

Total current liabilities	79,213	85,444
Long-term debt - credit facility	3,000	38,022
Long-term debt - other	1,784	2,294
Other long-term liabilities	29,103	19,212

Total liabilities	113,100	144,972

Commitments and contingencies

Stockholders’ Equity:
Preferred stock	—	—
Common stock	633	619
Additional paid-in capital	338,890	325,187
Accumulated other comprehensive (loss) income	(1,213)	389
Retained earnings	41,345	28,472
Less reacquired shares at cost	(152,930)	(148,824)

Total stockholders’ equity	226,725	205,843

Total liabilities and stockholders’ equity	$339,825	$350,815

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

Net Income and Earnings Per Share Before Impairment Charge

	Three Months Ended Dec. 31, 2008		Twelve Months Ended Dec. 31, 2008
	$	Per share	$	Per share
GAAP Net Loss	$(107,878)	$(2.81)	$(84,108)	$(2.13)
Goodwill & Intangible Assets Impairment, Pre-Tax	129,409	3.37	129,409	3.28
Tax benefit from impairment charge	(14,174)	(0.37)	(14,174)	(0.36)

Goodwill & Intangible Assets Impairment, After-Tax	115,235	3.00	115,235	2.92
Earnings Per Share Adjustment (*)	—	—	—	(0.01)

Adjusted Net Income and Earnings Per Share	$7,357	$0.19	$31,127	$0.78

Weighted Average Shares Outstanding - Basic	38,408		39,471
Weighted Average Shares Outstanding - Diluted	38,860		39,926

Adjusted Net Income and Earnings Per Share, a non-GAAP financial measure, is defined as net income before the non-cash impairment charges related to goodwill and intangible assets. Adjusted Net Income should not be considered a measure of financial performance under generally accepted accounting principles and has been provided for consistency and comparability of the 2008 results with net income and earnings per share from other periods.

(*)	This earnings per share adjustment is necessary to properly reconcile net loss per share on a GAAP basis to Adjusted Net Income per share. Earnings Per Share Before Impairment Charge, a non-GAAP financial measure, is based on Net Income Before Impairment Charge and diluted weighted average shares outstanding; however, the reconciling items within the table above are based on basic weighted average shares outstanding, as the inclusion of dilutive securities such as stock options and stock awards would have an anti-dilutive effect on loss per share.

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

Quarterly EBITDA

	Three Months Ended
	Dec 31, 2009		Sept 30, 2009		Dec 31, 2008
	$	Per share	$	Per share	$	Per share

GAAP Net Income (Loss)	$3,533	$0.09	$2,272	$0.06	$(107,878)	$(2.81)
Loss from Discontinued Operations, Net of Income Taxes	—	—	—	—	(40)	(0.00)

Income (Loss) from Continuing Operations	$3,533	$0.09	$2,272	$0.06	$(107,838)	$(2.81)
Goodwill & Intangible Assets Impairment, Pre-Tax	—	—	—	—	129,409	3.37
Depreciation & Amortization	2,919	0.07	2,829	0.07	3,174	0.08
Acceleration of PARS	—	—	3,624	0.09	—	—
Amortization of Stock Options & SARS	—	—	15	0.00	147	0.00
Amortization of Restricted Stock & PARS	413	0.01	700	0.02	571	0.01
Interest Expense and Other	288	0.01	285	0.01	367	0.01
Income Tax Expense (Benefit)	2,475	0.06	1,814	0.04	(10,196)	(0.27)
Earnings Per Share Adjustment (*)	—	—	—	—	—	0.01

EBITDA	$9,628	$0.24	$11,539	$0.29	$15,634	$0.40

Weighted Average Shares Outstanding - Basic	38,951		38,525		38,408
Weighted Average Shares Outstanding - Diluted	39,803		39,403		38,860

EBITDA, a non-GAAP financial measure, is defined as earnings before income (loss) from discontinued operations, non-cash impairment charges, interest, income taxes, depreciation and amortization and amortization of stock-based compensation expense. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance.

(*)	This earnings per share adjustment is necessary to properly reconcile net loss per share on a GAAP basis to Adjusted Net Income per share. Earnings Per Share Before Impairment Charge, a non-GAAP financial measure, is based on Net Income Before Impairment Charge and diluted weighted average shares outstanding; however, the reconciling items within the table above are based on basic weighted average shares outstanding, as the inclusion of dilutive securities such as stock options and stock awards would have an anti-dilutive effect on loss per share.

Quarterly Net Income before Equity-Based Compensation Expense and Impairment Charge

	Three Months Ended
	Dec 31, 2009		Sept 30, 2009		Dec 31, 2008
	$	Per share	$	Per share	$	Per share

GAAP Net Income (Loss)	$3,533	$0.09	$2,272	$0.06	$(107,878)	$(2.81)
Loss from Discontinued Operations, Net of Income Taxes	—	—	—	—	(40)	(0.00)

Income (Loss) from Continuing Operations	$3,533	$0.09	$2,272	$0.06	$(107,838)	$(2.81)
Goodwill & Intangible Assets Impairment, Net of Income Taxes	—	—	—	—	115,235	3.00
Equity-Based Compensation Expense, Net:
Alternative LTI Valuation Expense	617	0.01	978	0.02	—	—
Acceleration of PARS	—	—	3,624	0.09	—	—
Amortization of Stock Options & SARS	—	—	15	0.00	147	0.00
Amortization of Restricted Stock & PARS	413	0.01	700	0.02	571	0.01
Income Tax Benefit	(424)	(0.01)	(2,191)	(0.05)	(256)	0.00

Equity-Based Compensation Expense, Net	606	0.01	3,126	0.08	462	0.01

Net Income before Equity-Based Compensation Expense and Impairment charge	$4,139	$0.10	$5,398	$0.14	$7,859	$0.20

Weighted Average Shares Outstanding - Basic	38,951		38,525		38,408
Weighted Average Shares Outstanding - Diluted	39,803		39,403		38,860

“Net Income before Equity-Based Compensation Expense and Impairment Charge”, a non-GAAP financial measure, is defined as income (loss) from continuing operations, before non-cash impairment charges and compensation expense incurred in conjunction with share-based payment awards and alternative long-term incentive awards. Kforce measures the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

EBITDA and Net Income before Equity-Based Compensation Expense and Impairment Charge are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

Year to Date EBITDA

	Twelve Months Ended
	Dec. 31, 2009		Dec. 31, 2008
	$	Per share	$	Per share

GAAP Net Income (Loss)	$12,873	$0.33	$(84,108)	$(2.13)
Income from Discontinued Operations, Net of Income Taxes	—	—	5,013	0.13

Income (Loss) from Continuing Operations	$12,873	$0.33	$(89,121)	$(2.26)
Goodwill & Intangible Assets Impairment, Pre-Tax	870	0.02	129,409	3.28
Depreciation & Amortization	11,673	0.30	13,824	0.35
Acceleration of PARS & SARS	3,624	0.09	6,009	0.15
Amortization of Stock Options & SARS	127	0.00	2,363	0.06
Amortization of Restricted Stock & PARS	2,620	0.07	3,372	0.09
Interest Expense and Other	1,338	0.03	2,258	0.06
Income Tax Expense	9,020	0.23	1,928	0.05
Earnings Per Share Adjustment (*)	—	—	—	(0.03)

EBITDA	$42,145	$1.07	$70,042	$1.75

Weighted Average Shares Outstanding - Basic	38,485		39,471
Weighted Average Shares Outstanding - Diluted	39,330		39,926

EBITDA, a non-GAAP financial measure, is defined as earnings (loss) before income from discontinued operations, non-cash impairment charges, interest, income taxes, depreciation and amortization and amortization of stock-based compensation expense. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance.

(*)	This earnings per share adjustment is necessary to properly reconcile net loss per share on a GAAP basis to Adjusted Net Income per share. Earnings Per Share Before Impairment Charge, a non-GAAP financial measure, is based on Net Income Before Impairment Charge and diluted weighted average shares outstanding; however, the reconciling items within the table above are based on basic weighted average shares outstanding, as the inclusion of dilutive securities such as stock options and stock awards would have an anti-dilutive effect on loss per share.

Year to Date Net Income before Equity-Based Compensation Expense and Impairment Charge

	Twelve Months Ended
	Dec. 31, 2009		Dec. 31, 2008
	$	Per share	$	Per share

GAAP Net Income (Loss)	$12,873	$0.33	$(84,108)	$(2.13)
Income from Discontinued Operations, Net of Income Taxes	—	—	5,013	0.13

Income (Loss) from Continuing Operations	$12,873	$0.33	$(89,121)	$(2.26)
Goodwill & Intangible Assets Impairment, Net of Income Taxes	—	—	115,235	2.92
Equity-Based Compensation Expense, Net:
Alternative LTI Valuation Expense	2,467	0.06	—	—
Acceleration of PARS & SARS	3,624	0.09	6,009	0.15
Amortization of Stock Options & SARS	127	0.00	2,363	0.06
Amortization of Restricted Stock & PARS	2,620	0.07	3,372	0.09
Income Tax Benefit	(3,641)	(0.09)	(4,479)	(0.12)

Equity-Based Compensation Expense, Net	5,197	0.13	7,265	0.18

Net Income before Equity-Based Compensation Expense and Impairment charge	$18,070	$0.46	$33,379	$0.84

Weighted Average Shares Outstanding - Basic	38,485		39,471
Weighted Average Shares Outstanding - Diluted	39,330		39,926

“Net Income before Equity-Based Compensation Expense and Impairment Charge”, a non-GAAP financial measure, is defined as income (loss) from continuing operations, before non-cash impairment charges and compensation expense incurred in conjunction with share-based payment awards and alternative long-term incentive awards. Kforce measures the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

EBITDA and Net Income before Equity-Based Compensation Expense and Impairment Charge are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.